UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2017 (January 26, 2017)

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
On January 26, 2017, Harris Corporation (the “Company”) entered into a definitive Sale Agreement (the “Agreement”) with MHVC Acquisition Corp. (the “Buyer”), an affiliate of Veritas Capital Fund Management, L.L.C., relating to the sale of the Company’s government services business that was operated within the Critical Networks segment of the Company in the areas of space and intelligence, advanced solutions, civil and healthcare, defense, NASA and range, and managed satellite and terrestrial communications (the “Business”). Pursuant to the terms of the Agreement, the Company will sell and transfer to the Buyer, and the Buyer will purchase from the Company, (a) the shares of certain subsidiaries through which the Company operates a portion of the Business and (b) certain assets used in or related to the Business; and the Buyer will assume certain liabilities related to such assets or the Business, subject to certain exclusions and indemnities as set forth in the Agreement (the “Transaction”). The Company’s air traffic management business and Pacific Missile Range Facility program are not part of the Transaction.

The purchase price for the Business is $690 million in cash, subject to customary purchase price adjustments as set forth in the Agreement. A copy of the Company’s press release announcing the sale of the Business was previously furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 27, 2017.

The obligations of the parties to consummate the Transaction are subject to the satisfaction (or waiver, if applicable) of various closing conditions, including (a) the accuracy of the other party’s representations and warranties contained in the Agreement (subject to certain materiality qualifications); (b) the other party’s performance or compliance with, in all material respects, its obligations, covenants, agreements and conditions in the Agreement; (c) the absence of any order preventing the consummation of the Transaction; (d) the absence of a material adverse effect (as defined in the Agreement); (e) the delivery by the Company to the Buyer of certain audited financial statements of the Business and of certain required consents; (f) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (g) the receipt of necessary approvals from the U.S. Defense Security Service with respect to certain facility security clearances; and (h) certain other closing conditions. In addition, the Buyer is not obligated to consummate the Transaction prior to July 21, 2017, unless the Buyer has implemented certain benefit plans and has obtained a registration from the U.S. Department of State, Directorate of Defense Trade Controls (in each case, in respect of which the Agreement contains certain covenants of the parties) prior to that date, or unless otherwise agreed. The obligations of the Buyer to consummate the Transaction are not subject to a financing condition; however, the Agreement contains a covenant for the Company to use commercially reasonable efforts to cooperate with the Buyer in connection with the Buyer’s arrangement of its financing for the Transaction. The Company expects the Transaction to close before the end of the Company’s fiscal 2017, however, there can be no assurances that the closing conditions will be satisfied (or waived, if applicable) or that closing will occur either before the end of the Company’s fiscal 2017 or at all.

The Agreement contains customary representations and warranties by the Company and the Buyer for a transaction of this type. The Agreement also contains certain covenants, including a covenant providing for each of the parties to use commercially reasonable efforts (subject to certain exceptions) to cause the Transaction to be consummated and a covenant requiring the Company to use commercially reasonable efforts (subject to certain exceptions) to operate the Business in the ordinary course of business in all material respects during the period between the execution of the Agreement and the consummation of the Transaction. In addition, the Company has agreed to certain restrictive covenants, including a three-year non-competition covenant as to the Business and certain employee non-solicitation covenants (in each case, subject to certain exceptions). Subject to certain limitations and conditions set forth in the Agreement, the Company and the Buyer have agreed to indemnify each other for, among other things, breaches of representations, warranties and covenants contained in the Agreement, taxes and certain other liabilities, including in the case of the Company, indemnifying the Buyer for certain specified liabilities and certain undisclosed liabilities arising prior to the consummation of the Transaction.

The Agreement also contains certain rights to terminate the Agreement prior to consummation of the Transaction, including that (a) the parties may terminate by mutual consent; and (b) either party will have the right to terminate if (i) the consummation of the Transaction has not occurred on or before July 26, 2017 (subject to extension by the Buyer under certain circumstances); (ii) a governmental body issues a final and non-appealable order prohibiting or enjoining the Transaction; or (iii) the other party breaches any of its representations, warranties, covenants or agreements contained in the Agreement (under certain circumstances). If the Agreement is terminated under certain specified circumstances, the Buyer would be required to pay the Company a reverse termination fee of $40 million.

No material relationship exists between the Company or its affiliates, on one hand, and the Buyer or its affiliates, on the other hand, other than in respect of the Agreement. However, in connection with the Agreement, The Veritas Capital Fund V, L.P., an affiliate of the Buyer and Veritas Capital Fund Management, L.L.C., entered into a Limited Guarantee, dated as of January 26, 2017, in favor of the Company, absolutely, irrevocably and unconditionally guaranteeing the due and punctual payment, performance and discharge by the Buyer, if and to the extent payable, to the Company of the payment of the reverse termination fee and certain expenses, of certain reimbursement obligations and/or of certain indemnification obligations relating to the Company's financing cooperation obligations under the Agreement. Additionally, pursuant to the Agreement, the Company and its applicable affiliate(s), on one hand, and the Buyer and its then applicable affiliate(s), on the other hand, upon consummation of the Transaction will enter into, among other agreements, a transition services agreement relating to the continued provision of certain services for the Business by the Company and its applicable affiliate(s) for a period of up to eighteen (18) months, an intellectual property agreement relating to the cross-license of certain intellectual property rights, and certain commercial and other ancillary agreements.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. In addition, the representations, warranties, indemnities and covenants in the Agreement were made only for the purpose of the Agreement and solely for the benefit of the parties to the Agreement as of specific dates, in accordance with and subject to the terms of the Agreement, and the Agreement is not intended to, and does not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein. It is particularly important to note that such representations, warranties, indemnities and covenants (i) may have been made for the purposes of allocating contractual risk between the parties to the Agreement (by establishing the scope of indemnities relating to such representations and warranties and not for the purpose of establishing these matters as facts), (ii) may or may not have been accurate as of any specific date, and (iii) may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosures made by the Company that are not set forth in the body of the Agreement) and therefore may not be complete. The representations, warranties, indemnities and covenants in the Agreement also may be subject to contractual standards of materiality applicable to the contracting parties that may be very different from those generally applicable to disclosure requirements under the federal securities laws, including for reports and documents filed with the Securities and Exchange Commission (“SEC”). Investors should not rely on the representations, warranties, indemnities and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates. The representations, warranties, indemnities and covenants do not purport to be accurate as of the date of filing of this Form 8-K, and the subject matter thereof may change after the date of the Agreement, which subsequent developments or new information may or may not be fully reflected in the Company’s public disclosures. Furthermore, any factual disclosures in the Agreement or this Form 8-K may be supplemented, updated or modified by disclosures contained in, and should be considered in conjunction with, reports and other matters the Company files with, or furnishes to, the SEC or otherwise publicly discloses.

Item 2.05      Costs Associated with Exit or Disposal Activities.
The information disclosed under Item 2.06 below is incorporated in this Item 2.05 by reference.

Item 2.06      Material Impairments.
As disclosed under Item 1.01 above, on January 26, 2017, the Company entered into the Agreement, which provides for the sale of the Business and the Transaction, on the terms set forth in the Agreement, including a purchase price of $690 million in cash, subject to customary purchase price adjustments. The Business also met the held for sale criteria as of January 26, 2017, and consequently the Business’ assets and liabilities will be classified as held for sale, and its financial results will be reported in discontinued operations, beginning in the third quarter of fiscal 2017. In connection with the held for sale classification as of January 26, 2017, the Company concluded that it will be required under generally accepted accounting principles to record in discontinued operations in the third quarter of fiscal 2017 a non-cash charge to write down to fair value the Business’ net assets that are held for sale, resulting in an estimated loss on the sale of the Business of approximately $130 million net of deferred tax adjustments triggered in connection with the Transaction.

Forward-Looking Statements.

The foregoing contains forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the Company’s expectations or amounts of estimated losses, charges or cash expenditures associated with the divestiture of the Business and the timing thereof and the timing of completion of the divestiture are forward-looking and involve risks and uncertainties. Other factors that may impact the Company’s results and forward-looking statements may be disclosed in the Company’s filings with the SEC. The Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished herewith:

2.1	Sale Agreement, dated as of January 26, 2017, between Harris Corporation and MHVC Acquisition Corp.*

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: February 1, 2017		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K,
Item 601	Description

2.1	Sale Agreement, dated as of January 26, 2017, between Harris Corporation and MHVC Acquisition Corp.